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                                                                   EXHIBIT 10.10



                                    SUBLEASE

       THIS SUBLEASE (the "Sublease") is made and entered into as of this 1st day of June, 1998, by and between BLUE CHIP CASINO, INC., an Indiana corporation formerly known as INDIANA BLUE CHIP HOTEL & RIVERBOAT CASINO RESORT CORP. ("Sublessor"), and LKQ CORPORATION, a Delaware corporation ("Sublessee").

                                   WITNESSETH

       WHEREAS, pursuant to that certain Office Lease dated March 18, 1994 (the "Master Lease") by and between Savings of America Tower Associates, a California limited partnership, and GGP Limited Partnership ("GGP"), a Delaware limited partnership, a portion of the building commonly known as Suite 3300, 120 N. LaSalle Street, Chicago, Illinois (the "Sublease Premises") was demised and let to GGP; and

       WHEREAS, pursuant to that certain Sublease dated September 19, 1996 (the "GGP Sublease") by and between GGP and Sublessor, GGP sublet the Sublease Premises to Sublessor; and

       WHEREAS, Cole Taylor Bank, an Illinois banking corporation, as Trustee under Trust No. 94-6161 ("Landlord"), is the successor in interest to Savings of America Tower Associates and is the Landlord under the Master Lease; and

       WHEREAS, Sublessee is a corporation under common control with Sublessor; and

       WHEREAS, Sublessor desires to sublease, subdemise and sublet unto Sublessee and Sublessee desires to sublease, subhire and take from Sublessor, a portion of the Sublease Premises, subject to the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the rents hereinafter reserved and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

       1. SUBLEASE. Sublessor hereby subleases, subdemises and sublets unto Sublessee, and Sublessee hereby subleases, subhires and takes from Sublessor, the portion of the Sublease Premises described on Exhibit A hereto for the Term (as hereinafter defined) and subject to the terms and conditions hereinafter set forth.

       2. TERM. The term of this Sublease (the "Term") shall commence on June 1, 1998 (the "Sublease Commencement Date"), and shall terminate on July 30, 2004 (the "Expiration Date"), unless sooner terminated as provided herein.

       3. MASTER LEASE. This is a Sublease, and this Sublease is subject to and subordinate in all respects, to the Master Lease. To the extent not inconsistent with this Sublease, the Master Lease, except for Subparagraphs 1(d), (e), (g), (i), (j) and (k), and Paragraphs 3, 12, 13, 15, 21, 22, 34, 35
and Exhibits B and E thereof, is incorporated herein by reference as if fully set forth herein. Sublessee agrees that nothing herein contained shall be deemed to grant Sublessee any rights that would conflict with any of the covenants and conditions of the Master Lease, and


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Sublessee agrees that it will do nothing in, on or about the Sublease Premises which would result in the breach by Sublessor or its undertakings and obligations under the Master Lease. Except as specifically provided in this Sublease, nothing contained in this Sublease shall be construed as a guarantee by Sublessor of any of the obligations, covenants, warranties, agreements or undertakings of Landlord in the Master Lease, nor as an undertaking by Sublessor or Sublessee on the same or similar terms as are contained in the Master Lease. From and after the Sublease Commencement Date, except as set forth herein, with respect to the Sublease Premises Sublessee agrees to assume and be bound by all of the covenants and agreements made by Sublessor under the Master Lease and to perform all of the duties, responsibilities and obligations of the Sublessor under the Master Lease (the "Master Lease Obligations"), in each case substituting Sublessor for Landlord (as defined in the Master Lease) and Sublessee for Tenant (as defined in the Master Lease) under the Master Lease, and to hold Sublessor harmless from any damages, responsibility or liability which Sublessor may incur by virtue of Sublessee's occupancy of the Sublease Premises or any failure of Sublessee to perform under this Sublease, including, but not limited to, performance of the Master Lease Obligations.

       4. GGP SUBLEASE. This Sublease is also subject to and subordinate in all respects, to the GGP Sublease. To the extent not inconsistent with this Sublease, the GGP Sublease is incorporated herein by reference as if fully set forth herein. Sublessee agrees that nothing herein contained shall be deemed to grant Sublessee any rights that would conflict with any of the covenants and conditions of the GGP Sublease, and Sublessee agrees that it will do nothing in, on or about the Sublease Premises which would result in the breach by Sublessor of its undertakings and obligations under the GGP Sublease. Except as specifically provided in this Sublease, nothing contained in this Sublease shall be construed as a guarantee by Sublessor of any of the obligations, covenants, warranties, agreements or undertakings of GGP in the GGP Sublease, nor as an undertaking by Sublessor to Sublessee on the same or similar terms as are contained in the GGP Sublease. From and after the Sublease Commencement Date, except as set forth herein, with respect to the Sublease Premises Sublessee agrees to assume and be bound by all of the covenants and agreements made by Sublessor under the GGP Sublease and to perform all of the duties, responsibilities and obligations of Sublessor under the GGP Sublease (the "GGP Sublease Obligations"), and to hold Sublessor harmless from any damages, responsibility or liability which Sublessor may incur by virtue of Sublessee's occupancy of the Sublease Premises or any failure of Sublessee to perform under this Sublease, including, but not limited to, performance of the GGP Sublease Obligations. From and after the Sublease Commencement Date, except as set forth herein, with respect to the Sublease Premises, Sublessee shall be entitled to all of the rights, privileges and benefits of Sublessor under The GGP Sublease.

       5. RENT. Sublessee shall pay as rent for the Sublease Premises, the aggregate of the following, all of which are hereby declared to be "Rent":

       (a) BASE RENT. Sublessee shall pay to Sublessor at such place as Sublessor may from time to time designate, in coin or currency, which, at the time of payment, is legal tender for private or public debts in the United States of America, its pro rata portion (as set forth on Exhibit A hereto) of base rent at the annual rate of $68,250.00 ("Base Rent"). Base Rent shall be paid in monthly installments of Sublessee's pro rata portion (as set forth on Exhibit A hereto) of $5,687.50, being one-twelfth of the annual rate, in advance on or before the first day of each and every month during the Term, without any set-off or deduction whatsoever, except as expressly


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set forth herein. Base Rent for the Sublease Premises shall be those amounts specified below at the annual rates and for the time periods specified.

       (b)    ADDITIONAL RENT.

                     (1) TAXES AND OPERATING EXPENSES. Sublessee shall pay any and all sums for its pro rata portion (as set forth on Exhibit A hereto) of Tenant's Percentage Share (as defined in The Master Lease) of Taxes (as defined in the Master Lease) and Operating Expenses (as defined in the Master Lease) that may become due during the Term. In the event that the Master Lease requires that payment of Taxes and Operating Expenses in installments, Sublessee shall pay such installments to Sublessor as and when they become due.

                     (2) Sublessee shall pay its pro rata portion (as set forth on Exhibit A hereto) of any and all additional sums for heating, ventilating or air-conditioning of the Sublease Premises as and when such charges may become due. Electricity for the Sublease Premises shall either be separately metered and Sublessee shall pay all bills for such electricity directly to the utility when due, or if not separately metered, Sublessee shall pay to Sublessor the electric bill for the Sublease Premises, as reasonably determined by Sublessor.

                     (3) Any sums due to Sublessor by Sublessee or due to GGP or Landlord by Sublessor under this Sublease, the GGP Sublease or under the Master Lease which are not Base Rent shall be deemed and considered to constitute "Additional Rent".

       6. EXTENSION OPTION. If Sublessee desires to occupy and sublease the entire "Sublease Premises" (as defined in the GGP Sublease), Sublessee shall have the right to direct Sublessor to cause GGP to exercise the extension option set forth in Paragraph 33 of the Master Lease upon the following terms and conditions: (a) Sublessee shall deliver to Sublessor written notice of Sublessee's election to extend the Term not less than fourteen (14) months prior to the expiration of the Term and such notice shall specify whether Sublessee is requesting Sublessor to elect to extend for five (5) years or ten (10) years;
(b) Sublessee shall pay any and all Rent (as defined in the Master Lease) for any such extension period; (c) Sublessee shall pay any and all costs and expenses of Sublessee or Sublessor in connection with such election to extend, including, without limitation reasonable Sublessor's attorneys' fees for review of any documentation or notices, not to exceed $1,000.00; and (d) Sublessor shall not be liable to Sublessee for any failure or refusal by Landlord or GGP to extend the term of the Master Lease. Notwithstanding the foregoing, to the extent that Landlord agrees to accept notice and performance by Sublessee, and provided that Sublessee simultaneously delivers a copy of any notice to Sublessor, Sublessee shall have the right to exercise the extension option described above in accordance with the terms of the Master Lease, but subject to the provisions of clauses (b), (c) and (d) of this paragraph.

       7. TERMINATION OPTION. If Sublessor intends to exercise the "Termination Option" described in Paragraph 22 of the GGP Sublease and Paragraph 32 of the Master Lease, Sublessor shall provide to Sublessee at least fifteen days' notice prior to any such exercise, and Sublessee


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may then elect to take possession of the entire Sublease Premises by assuming all of the rights and obligations of Sublessor under the GGP Sublease and the Master Lease.

       8.     MISCELLANEOUS.

       (a) NO WAIVER. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

       (b) MEMORANDUM OF LEASE. Sublessee shall not record this Sublease or any memorandum hereof.

       (c) GOVERNING LAW. This Sublease has been negotiated, executed and delivered in the State of Illinois, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the State of Illinois.

       (d) SUCCESSOR AND ASSIGNS. Each provision of this Sublease shall extend to and shall bind and inure to the benefit not only of Sublessor and Sublessee, but also their respective successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of the Master Lease, the GGP Sublease or of this Sublease. The terms "GGP", "Tenant" and "Landlord" as employed herein shall include and refer to the respective successors and assigns under the Master Lease or the GGP Sublease of the parties so identified in the Master Lease.

       (e) AMENDMENTS. No modification, waiver or amendment of this Sublease or of any of its conditions shall be binding upon Sublessor or Sublessee unless in writing signed by both parties.

       (f) TIME OF ESSENCE. Time is of the essence of this Sublease and each and all of the provisions thereof.

       (g) SEVERABILITY. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of the Sublease.

       (h) ENTIRE AGREEMENT. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublessor and Sublessee.

       (i) RELATIONSHIP BETWEEN THE PARTIES. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublessor and Sublessee other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublessor and Sublessee being that of sublandlord and subtenant as provided in this Sublease.

       (j) REMEDIES CUMULATIVE. Except as specifically provided herein, all rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.


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       (k)    CONFLICT. In the event that any of the Terms and provisions of this Sublease vis-a-vis Landlord are inconsistent with the Master Lease, the terms and provisions of the Master Lease shall control. In the event that any of the Terms and provisions of this Sublease vis-a-vis GGP are inconsistent with the GGP Sublease, the terms and provisions of the GGP Sublease shall control.

       (l) INSURANCE. Each of Sublessor and Sublessee shall name the other as an additional insured on its respective commercial insurance policies relating to the Sublease Premises.

       (m) NOTICES. Sublessor shall deliver to Sublessee a copy of all notices received by Sublessor which relate to the GGP Sublease or the Master Lease.

       IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

                                       SUBLESSOR:
                                       BLUE CHIP CASINO, INC.,
                                       an Indiana corporation

                                       By: /s/ John P.  McMahon
                                           -------------------------------------
                                                 John P.  McMahon
                                                 Senior Vice President



                                       SUBLESSEE:
                                       LKQ CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Frank Erlain
                                           -------------------------------------
                                                 Name:  Frank Erlain
                                                 Title:  Vice President


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                                                                       EXHIBIT A



       Each month Sublessee shall promptly reimburse Sublessor the "LKQ Percentage" (as hereinafter defined) of the following actual monthly operating expenses incurred by Sublessor relating to the Sublease Premises: (a) "Rent" as defined in the GGP Sublease (includes base rent, operating expenses, and real estate taxes); (b) furniture, fixtures arid equipment costs; (c) copy machine expenses; (d) utility bills; and (e) kitchen supplies.

       As of the Sublease Commencement Date, Sublessee shall occupy six offices or workstations in the Sublease Premises, and the LKQ Percentage shall be 32%.

       Each month in which Sublessee occupies any additional office, workstation or similar work area (each a "Space") in the Sublease Premises, the LKQ Percentage shall be adjusted for such month and determined by dividing the number of Spaces occupied by Sublessee by the sum of all Spaces occupied by Sublessor and Sublessee.


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